EXHIBIT 99.1



                         Retaining Auditing Firm

The Registrant has on May 2, 2005 retained Chisholm, Bierwolf & Nilson, LLC of Bountiful, Utah as Commerce Group Corp.'s auditors. This auditing firm is registered with the Public Company Auditing Oversight Board.